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                                                                     EXHIBIT 2.1

                             CONTRIBUTION AGREEMENT


         This CONTRIBUTION AGREEMENT (this "Agreement"), dated as of ________ __, 1998, is entered into by and among ORBCOMM Global, L.P., a Delaware limited partnership (the "Partnership"), Orbital Communications Corporation, a Delaware corporation ("OCC") and Teleglobe Mobile Partners, a Delaware general partnership ("Teleglobe Mobile").

                                    RECITALS

         WHEREAS, each of OCC and Teleglobe Mobile is a general and a limited partner of the Partnership, with each owning 50% of the partnership interests of the Partnership;

         WHEREAS, each of OCC and the Partnership is a general and a limited partner of ORBCOMM USA, L.P. ("ORBCOMM USA"), with OCC owning 2% and the Partnership owning 98% of the partnership interests of ORBCOMM USA;

         WHEREAS, each of Teleglobe Mobile and the Partnership is a general and a limited partner of ORBCOMM International Partners, L.P. ("ORBCOMM International"), with Teleglobe Mobile owning 2% and the Partnership owning 98% of the partnership interests of ORBCOMM International;

         WHEREAS, OCC desires to, and the Partnership desires that OCC, contribute all of its partnership interests in ORBCOMM USA to the Partnership and Teleglobe Mobile desires to, and the Partnership desires that Teleglobe Mobile, contribute all of its partnership interests in ORBCOMM International to the Partnership; and

         WHEREAS, OCC and Teleglobe Mobile agree that the fair market value of OCC's interest in ORBCOMM USA is equal to the fair market value of Teleglobe Mobile's interest in ORBCOMM International, which is equal to Fifteen Hundred Dollars ($1,500);

         NOW THEREFORE, for and in consideration of the foregoing premises, and the mutual undertakings set forth below, the parties hereto agree as follows:

         1.       Contribution.

                  (a) OCC hereby contributes all of its partnership interests in ORBCOMM USA to the capital of the Partnership. In exchange for such contribution, OCC's capital account in the Partnership shall adjusted in accordance with the terms of the Agreement of Limited Partnership of ORBCOMM Global, L.P. (the "Partnership Agreement").

                  (b) Teleglobe Mobile hereby contributes all of its partnership interests in ORBCOMM International to the capital of the Partnership. In exchange for such contribution, Teleglobe Mobile's capital account in the Partnership shall be adjusted in accordance with the terms of the Partnership Agreement.


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                  (c) The contributions pursuant to this Agreement are intended to be governed by Section 721(a) of the Internal Revenue Code of 1986, as amended.

         2. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         3. Governing Law. This Agreement shall be governed by the internal laws of the State of New York, without regard to the choice or conflict of laws provisions thereof.

         4. Further Assurances. OCC and Teleglobe Mobile shall each take such others actions and execute such additional documents as the Partnership may reasonably request in order to effect the transactions contemplated hereby.



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                  ORBCOMM GLOBAL L.P.


                                  By:
                                     ---------------------------
                                         Scott L. Webster
                                         Chairman and Chief Executive Officer



                                  ORBITAL COMMUNICATIONS CORPORATION


                                  By:
                                     ---------------------------
                                         Scott L. Webster
                                         President



                                  TELEGLOBE MOBILE PARTNERS

                                  By:    Teleglobe Mobile Investment, Inc.,
                                         its Managing Partner


                                  By:
                                     ---------------------------
                                         Claude Seguin
                                         Chief Executive Officer